UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 15, 2016

NUGENE INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or Other Jurisdiction of Incorporation)

333-192997	46-3999052
Commission file number	(IRS Employer Identification No.)

17912 Cowan, Irvine, CA 92614

(Address of Principal Executive Offices)

(949) 430-7737

(Registrant’s telephone number, including area code)

Not applicable

(Former name, former address and former fiscal year,
if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Effective June 15, 2016, NuGene International, Inc., a Nevada corporation (“the” or “our” “Company”), and Theodore Schwarz executed an Offer Letter whereby Mr. Schwarz agreed to become a member of our Company’s Board of Directors (the “Board”). Under the Offer Letter the Company has agreed to pay Mr. Schwarz $2,500 for each Board of Directors meeting attended. Additionally, Mr. Schwarz will be issued 500,000 shares of the Company’s common stock that will vest at the rate of 166,666 shares per year, over a three-year period provided Mr. Schwarz continues to serve on the Board. This summary description is qualified in its entirety by reference to the Offer letter which is filed as an exhibit to this current report.

Item 5.02      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 15, 2016, Mr. Theodore Schwarz agreed to be appointed to our Company’s Board of Directors. Mr. Schwarz joins our existing Board. A summary of Mr. Schwarz’s recent professional experience is contained in the attached Exhibit.

Item 9.01	Financial Statements and Exhibits

(c) Exhibits.

Exhibit	Description

10.8	Offer Letter to join Board of Directors between NuGene International, Inc. and Theodore Schwarz

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NUGENE INTERNATIONAL, INC.

Dated: June 21, 2016	By:	/s/ Ali Kharazmi
Ali Kharazmi, Chief Executive Officer